WESTERN TECHNOLOGY & RESEARCH, INC.

FINANCIAL STATEMENTS

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C O N T E N T S


Balance Sheets  4

Statements of Operations  5

Statements of Stockholders' Equity (Deficit)  6

Statements of Cash Flows  9

Notes to the Financial Statements  11
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The following financial statements are
prepared by the Company and are not audited.




      WESTERN TECHNOLOGY & RESEARCH, INC.
(A Development Stage Company)
Balance Sheets


ASSETS


          September 30,                December 31,
          1998                      1997
          (Unaudited)
CURRENT ASSETS

           Cash     $     -               $     -

     Total Current Assets          -                    -

    TOTAL ASSETS     $     -               $     -


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)



CURRENT LIABILITIES

  Accounts payable                 $     -           $     -
  Current portion of notes payable          -               -

     Total Current Liabilities           -                 -

STOCKHOLDERS' EQUITY (DEFICIT)

  Common stock, 50,000,000 shares
   authorized at no par value, 500,000,
   shares issued and outstanding           93,843              93,843
  Deficit accumulated during the
   development stage                  (93,843     )          (93,843     )

     Total Stockholders' Equity (Deficit)    -                    -

     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY
      (DEFICIT)                        $     -               $     -
      WESTERN TECHNOLOGY & RESEARCH, INC.
(A Development Stage Company)
Statements of Operations
(Unaudited)

                                                  From
                                                  Inception
                                                  September19, 1984 to
          For the Nine Months Ended  Year ended         December 31, 1997
                September 30, 1998       December 31, 1997


SALES            $     -             $     -                $     -

EXPENSES               -                     -               -

NET INCOME (LOSS) FROM
 OPERATIONS           -                     -               -

GAIN (LOSS) ON DISCONTINUED
 OPERATIONS         -                    15, 307           (93,843)

INCOME (LOSS) PRIOR TO
 INCOME TAXES       -                    15,307           (93,843)

PROVISION FOR INCOME
 TAXES        -        -            -         -               -

NET INCOME (LOSS)
     $            -                    $ 15,307      $     (93,843)

WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING
                       500,000          500,000          500,000

NET EARNINGS (LOSS) PER
 SHARE            $  (0.00)      $     0.03      $    ( 0.00  )
      WESTERN TECHNOLOGY & RESEARCH, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)

                                        Deficit
                                        Accumulated
                                        During the
               Common Stock               Development
          Shares       Amount              Stage

Balance at inception, September 19, 1984
          -               $     -               $     -

Net income for the period ended
 December 31, 1984          -                    -        -

Balance, December 31, 1984     -                    -         -

Common stock issued for cash
 at $0.10 per share  110,400      11,040               -

Common stock issued for cash at
 $0.20 per share    105,000       21,000               -

Common stock issued for debt at
 $0.20 per share     500            100               -

Net income for the year ended
 December 31, 1985     -                -               3,644

Balance, December 31, 1985
                215,900               32,140            3,644

Common stock issued for cash
 at $0.20 per share 40,000               8,000               -

Net loss for the year ended
 December 31, 1986    -                    -            (5,461     )

Balance, December 31, 1986
                 255,900               40,140           (1,817     )

Net loss for the year ended
 December 31, 1987    -                    -            (10,815     )

Balance, December 31, 1987
                 255,900          $     40,140     $     (12,632     )

      WESTERN TECHNOLOGY & RESEARCH, INC.
(A Development Stage Company)
 Statements of Stockholders' Equity (Deficit) (Continued)

                                        Deficit
                                        Accumulated
                                        During the
               Common Stock             Development
          Shares         Amount               Stage

Balance, December 31, 1987
          255,900          $     40,140          $     (12,632     )

Common stock issued for cash
 at $0.20 per share
         15,000               3,000               -

Common stock issued for property
 at $0.20 per share
         30,000               6,000               -

Net loss for the year ended
 December 31, 1988   -           -               (20,494     )

Balance, December 31, 1988
          300,900               49,140           (33,126     )

Net loss for the year ended
 December 31, 1989     -             -            (30,603     )

Balance, December 31, 1989
          300,900               49,140            (63,729     )

Common stock issued for cash
 at $0.20 per share  5,000       1,000               -

Common stock issued in lieu
 of salary at $0.20 per share
          10,000               2,000               -

Common stock issued for services
 at $0.20 per share
          160,000               32,000               -

Commons stock issued for note
 extension at $0.20 per share
          5,000               1,000               -

Common stock issued for debt
 at $0.20 per share
           6,600               1,320               -

Net loss for the year ended
 December 31, 1990   -             -          (29,601     )

Balance, December 31, 1990
          487,500          $     86,460   $     (93,330     )

      WESTERN TECHNOLOGY & RESEARCH, INC.
(A Development Stage Company)
 Statements of Stockholders' Equity (Deficit) (Continued)
                                        Deficit
                                        Accumulated
                                        During the
               Common Stock             Development
          Shares       Amount                   Stage

Balance, December 31, 1990
          487,500          $     86,460          $     (93,330     )

Net income for the year ended
 December 31, 1991   -              -                    1,504

Balance, December 31, 1991
          487,500               86,460               (91,826     )

Net loss for the year ended
 December 31, 1992    -             -                 (3,579     )

Balance, December 31, 1992
          487,500               86,460               (95,405     )

Net loss for the year ended
 December 31, 1993   -             -                 (46,710     )

Balance, December 31, 1993
          487,500               86,460               (142,115     )

Common stock issued for cash
 payments made on behalf of
 the Company at $0.20 per share
          12,500                 2,500               -

Net income for the year ended
 December 31, 1994  -              -                    2,918

Balance, December 31, 1994
          500,000               88,960               (139,197     )

Net loss for the year ended
 December 31, 1995   -              -                  (3,253     )

Balance, December 31, 1995
          500,000               88,960               (142,450     )

Services paid on the Company's
 behalf contributed to capital
          -                    4,000               -

Net income for the year ended
 December 31, 1996     -           -                    33,300

Balance, December 31, 1996
          500,000               92,960               (109,150     )

Services paid on the Company's
 behalf contributed to capital (unaudited)
          -                    4,252               -

Net income for the year
 ended December 31, 1997 (unaudited)
          -                    -                    15,307

Balance, December 31, 1997 (unaudited)
         500,000          $     93,843          $     (93,843     )
      WESTERN TECHNOLOGY & RESEARCH, INC.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

                                                  From
                                                  Inception on
                                                  September 19, 1984
                     Years ended December 31      to December 31, 1997
                               1997     1996

CASH FLOWS FROM
 OPERATING ACTIVITIES:

 Net income (loss)
                          $  15,307   $  33,300      $     (93,843)
 Adjustments to reconcile
   net income to cash flows:
  Depreciation
       -               -               -    -               36,988
  (Gain) loss on disposal
   of assets             -               -   -               35,779
  Common stock issued
   for services        -               4,000 -               56,380
  Interest accrued on
   note payable             -          211           12,720
  Income from debt
   release             -            (16,142) (37,654)       (64,909)
 Changes in operating assets
  and liabilities:
  (Increase) decrease in
   accounts receivable
   and related receivables
          -        -       -               -               (9,599)
  (Increase) decrease in
   inventory -      -           -          -               (2,745)
  (Increase) decrease in
   other assets -    -        -             -               (105)
  Increase (decrease) in
   accounts payable
                                  ( 48)            143        174

     Net Cash Provided
      (Used) by Operating
      Activities  -      -        -        -               (28,277)

CASH FLOWS FROM
 INVESTING ACTIVITIES:

 Purchase of fixed assets
          -               -   -               -               (63,617)
 Sale of fixed assets
 -               -               -             -               3,300

     Net Cash Provided
      (Used) by Investing
      Activities
 $     -     $     -     $     -          $  -       $     (60,317)

      WESTERN TECHNOLOGY & RESEARCH, INC.
(A Development Stage Company)
Statements of Cash Flows (Continued)
(Unaudited)







CASH FLOWS FROM
 FINANCING ACTIVITIES:

  Repayment of note
   payable
     $   -  $     -   $     -   $   -       $     (42,390)
  Issuance of stock
   for cash
 -               -               -     -           36,580
  Proceeds from note
   payable
   -               -               -  -               94,404

     Net Cash Provided
      (Used) by Financing
      Activities
  -               -               -   -               88,594

NET INCREASE
 (DECREASE) IN CASH
   -               -               -        -               -

CASH AT BEGINNING
 OF PERIOD
   -               -               -        -               -

CASH AT END
 OF PERIOD
  $     -     $     -      $   -          $  -      $     -

CASH PAID DURING
 THE YEAR FOR:

  Interest
     $     -          $     -          $     -          $  -      $     -
  Income taxes
$     -          $     -          $     -          $     -          $     -

NON CASH FINANCING
 ACTIVITIES

  lssuance of stock
   for services
$     -      $     -    $     4,000     $   -       $     56,380


      WESTERN TECHNOLOGY & RESEARCH, INC.
(A Development Stage Company)
Notes to Unaudited Financial Statements


NOTE 1 -     CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 1998 and for all periods presented have been made.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with general accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1996 and 1997audited consolidated financial statements which accompanied the last 10-KSB.
The results of operations for
the periods presented are not necessarily indicative of the operating results for the full year.